UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Flexion Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

FLEXION THERAPEUTICS, INC.

10 Mall Road, Suite 301

Burlington, MA 01803

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 20, 2018

Dear Stockholder:

You are cordially invited to attend the 2018 annual meeting of stockholders of FLEXION THERAPEUTICS, INC., a Delaware corporation (the “Company”). The meeting will be held on Wednesday, June 20, 2018 at 1:30 p.m. Eastern Time at the Marriott Hotel, 1 Burlington Mall Road, Burlington, MA 01803 for the following purposes:

1.	To elect three (3) Class I directors named in the proxy statement to serve on the Company’s Board of Directors until the 2021 annual meeting of stockholders;
2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2018; and
3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this Notice.  The Company’s Board of Directors urges you to read the accompanying proxy statement carefully and recommends the approval of each of the proposals, which are more fully described in the proxy statement.

The record date for the annual meeting is April 23, 2018. Only stockholders of record at the close of business on that date may vote at the annual meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Meeting of Stockholders to be
Held on June 20, 2018 at the Marriott Hotel, 1 Burlington Mall Road, Burlington, MA 01803.

The proxy statement and annual report to stockholders are available free of charge at: www.proxydocs.com/flxn.

By Order of the Board of Directors

Mark S. Levine
Corporate Secretary

Burlington, MA

April 26, 2018

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote by proxy over the telephone or through the internet as instructed in these materials, or using a proxy card that you may request or that we may elect to deliver at a later time, as promptly as possible, to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder in order to vote your shares that are held in such agent’s name and account.

Table of Contents—2018 Proxy Statement

FLEXION THERAPEUTICS, INC.

10 Mall Road, Suite 301

Burlington, MA 01803

PROXY STATEMENT

FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 20, 2018

Questions and Answers About These Proxy Materials and Voting

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board of Directors,” “Board” or “our Board”) of Flexion Therapeutics, Inc. (the “Company,” “we,” “our,” “us” or “Flexion”) is soliciting your proxy to vote at the 2018 annual meeting of stockholders, including at any adjournments or postponements of the meeting.

All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of annual meeting of Stockholders, this proxy statement and 2017 Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.  Further, information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

We intend to mail the Notice on or about April 26, 2018 to all stockholders of record entitled to vote at the annual meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 7, 2018.

How do I attend the annual meeting?

The meeting will be held on Wednesday, June 20, 2018 at 1:30 p.m. Eastern Time at the Marriott Hotel, 1 Burlington Mall Road, Burlington, MA 01803.

Directions to the annual meeting may be found at http://www.marriott.com/hotels/maps/travel/bosbu-boston-marriott-burlington/#directions. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 23, 2018 will be entitled to vote at the annual meeting. On this record date, there were 37,634,224 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 23, 2018, your shares were registered directly in your name with Flexion’s transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote over the internet or by telephone, or by requesting and returning a proxy card, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 23, 2018, your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of three Class I directors named herein to serve on our Board until our 2021 annual meeting of stockholders; and
•

Ratification of the selection, by the Audit Committee of the Board of Directors, of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.
•

To vote using the printed proxy card that may be mailed to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-866-291-6836 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 19, 2018 to be counted.

•

To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time on June 19, 2018 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from Flexion. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Internet proxy voting is being provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 23, 2018.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the annual meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is considered to be a routine matter under applicable rules. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine” under applicable rules but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation) and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1 without your instructions, but may vote your shares on Proposal 2 even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all three nominees for director named in this proxy statement and “For” the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date (which automatically revokes your earlier proxy).
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to Flexion’s Secretary at 10 Mall Road, Suite 301, Burlington, MA 01803.
•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal (including a director nomination) must be submitted in writing by December 27, 2018, to the attention of the Corporate Secretary of Flexion Therapeutics, Inc. at 10 Mall Road, Suite 301, Burlington, MA 01803. If you wish to submit a proposal (including a director nomination) at the 2019 annual meeting of stockholders that is not to be included in next year’s proxy materials, you must do so between February 20, 2019 and March 22, 2019. You are also advised to review Flexion’s amended and restated bylaws (the “Bylaws”), which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes and, with respect to the proposal to ratify the selection of PricewaterhouseCoopers LLP, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

For Proposal 1, the election of directors, the three nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” nominees will affect the outcome.

To be approved, Proposal 2, ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2018, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 37,634,224 shares outstanding and entitled to vote. Thus, the holders of 18,817,113 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the annual meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Forward-Looking Statements

This proxy statement contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, relating to future events. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions. For a nonexclusive list of major factors which could cause the actual results to differ materially from the predicted results in the forward looking statements, please refer to the “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017 and in our periodic reports on Form 10-Q and Form 8-K.

Proposal 1

Election of Directors

The following table sets forth certain information regarding our directors, including their ages as of the annual meeting:

Class	Name	Age	Position Held With the Company
I	Michael D. Clayman, M.D.	66	President, Chief Executive Officer and Director
I	Sandesh Mahatme, LL.M.	53	Director
I	Ann Merrifield	67	Director
II	Scott A. Canute	57	Director
II	Samuel D. Colella	78	Director
II	Mark Stejbach	54	Director
III	Heath Lukatch, Ph.D.	51	Director
III	Patrick J. Mahaffy	55	Chairman of the Board and Director
III	Alan W. Milinazzo	58	Director

Classified Board

The Board currently has nine members divided into three classes. Each class consists of one-third of the total number of directors and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

There are three directors in Class I, the class whose term of office expires in 2018.  Each of the nominees listed below is currently serving as a director of the Company and was previously elected by our stockholders.  If elected at the annual meeting, each of these nominees would serve until the 2021 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.  It is the Company’s policy to encourage its directors and nominees for director to attend the annual meeting.  All of our directors attended the Company’s 2017 annual meeting of stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by the Company. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee for director and each director whose term will continue after the annual meeting:

Class I Director Nominees for the Election for Three-Year Term Expiring at the 2021 Annual Meeting

Michael D. Clayman, M.D. is a co-founder and has served as our President, Chief Executive Officer and as one of our directors since our inception in 2007. Since 2014, Dr. Clayman has served on the board of directors of Akebia Therapeutics, Inc., a public biopharmaceutical company. Since November 2015, Dr. Clayman has served as a director of Anokion SA, and since January 2017, Dr. Clayman has served as a director of Kanyos Bio Inc., both private biopharmaceutical companies.  Previously, Dr. Clayman had a lengthy career at Eli Lilly and Company, a global pharmaceutical company, where he was most recently Vice President, Lilly Research Laboratories, and General Manager of Chorus, Lilly’s early-phase development accelerator. During his career at Lilly, Dr. Clayman also led its Global Regulatory Affairs division, the Cardiovascular Discovery Research and Clinical Investigation, Research and Development at Advanced Cardiovascular Systems, a medical device subsidiary of Lilly, the Internal Medicine Division, the Lilly Clinic, Lilly’s dedicated Phase 1 unit, and served as Chair of Lilly’s Bioethics Committee. Prior to his tenure at Lilly, Dr. Clayman was an Assistant Professor in the School of Medicine at the University of Pennsylvania, where his research centered on the immunopathogenesis of renal disease. Dr. Clayman is the recipient of the Physician Scientist Award from the National Institutes of Health. Dr. Clayman earned a B.A., cum laude, from Yale University and an M.D. from the University of California, San Diego School of Medicine. Following an internship and residency in Internal Medicine at the University of California, San Francisco Moffitt Hospitals, Dr. Clayman completed clinical and research fellowships in Nephrology at the University of Pennsylvania. Our Board believes that Dr. Clayman’s clinical and research experience, along with his more than 20 years of experience in pharmaceutical development, qualifies him to serve on our Board of Directors.

Sandesh Mahatme, LL.M. has served as one of our directors since 2014. Mr. Mahatme is the Executive Vice President, Chief Financial Officer and Chief Business Officer at Sarepta Therapeutics, Inc., a publicly traded biopharmaceutical company. Mr. Mahatme joined Sarepta in 2012.  From January 2006 to November 2012, Mr. Mahatme worked at Celgene Corporation, a publicly traded biopharmaceutical company, where he served in various roles, including Senior Vice President of Corporate Development, Senior Vice President of Finance, Corporate Treasurer and Head of Tax. While at Celgene, Mr. Mahatme built the treasury and tax functions before establishing the Corporate Development Department, focused on strategic, targeted initiatives including commercial development in emerging markets, acquisitions, licensing and global manufacturing expansion. From 1997 to 2005 Mr. Mahatme worked for Pfizer Inc., a pharmaceutical company, where he served in senior roles in business development and corporate tax. Mr. Mahatme started his career at Ernst & Young LLP where he advised multinational corporations on a broad range of transactions. Mr. Mahatme also serves on the board of directors of Aeglea Biotherapeutics, Inc., a publicly traded biotechnology company focused on treatments for cancer and certain genetic diseases. Mr. Mahatme earned LL.M. degrees from Cornell Law School and NYU School of Law and is a member of the New York State Bar Association. Our Board believes that Mr. Mahatme’s financial expertise qualifies him to serve on our Board of Directors.

Ann Merrifield has served as one of our directors since 2014. From December 2012 to July 2014, Ms. Merrifield served as President and Chief Executive Officer of PathoGenetix, Inc., a privately held health genomics company, which voluntarily filed for Chapter 7 bankruptcy in July 2014. Prior to joining PathoGenetix, Inc., Ms. Merrifield served an 18-year tenure at Genzyme Corporation (now owned by Sanofi S.A.), a diversified, global biotechnology company. At Genzyme, Ms. Merrifield served in a number of leadership roles, including as President of Genzyme Biosurgery, where she led global business strategy across a portfolio of biologics, therapeutic devices and combination products, and as President of Genzyme Genetics, where she played an instrumental role in developing and shaping this diagnostic business. Prior to joining Genzyme, Ms. Merrifield was a Partner at Bain and Company, a global strategy consulting firm, and an Investment Officer at Aetna Life & Casualty. She currently serves as a director of InVivo Therapeutics Holdings Corp. and Juniper Pharmaceuticals, Inc., both publicly traded biotechnology companies, and as a trustee of MassMutual Premier, Select and MML Series Investment Funds. Ms. Merrifield earned a B.A. in Zoology and a Master of Education from The University of Maine, and an M.B.A. from the Amos Tuck School of Business at Dartmouth College. Our Board believes that Ms. Merrifield’s commercial expertise specifically in the intra-articular injection field qualifies her to serve on our Board of Directors.

The Board of Directors Recommends a Vote “FOR” Each Named Nominee.

Class II Directors Continuing in Office Until the 2019 Annual Meeting

Scott A. Canute has served as one of our directors since 2015. Mr. Canute served as President of Global Manufacturing and Corporate Operations at Genzyme Corporation from 2010 to 2011. Prior to joining Genzyme, Mr. Canute spent 25 years at Eli Lilly and Company and served as President, Global Manufacturing Operations from 2004 to 2007. Mr. Canute currently serves as a member of the board of directors of Immunomedics, Inc., a biopharmaceutical company focused on antibody drug conjugates; Proteon Therapeutics, a biopharmaceutical company focused on renal and vascular disease; and Akebia Therapeutics, Inc., a publicly traded biopharmaceutical company focused on renal disease. Mr. Canute previously served as a member of the board of directors of AlloCure, Inc., Inspiration Biopharmaceuticals, Inc., Oncobiologics, Inc., the National Association of Manufacturers and the Indiana Manufacturers Association. Mr. Canute earned a B.S. in chemical engineering from the University of Michigan and an M.B.A. from Harvard Business School. Our Board believes that Mr. Canute’s manufacturing and operational experience in the biopharmaceutical industry and his experience of serving on the board of directors for several biopharmaceuticals companies qualifies Mr. Canute to serve on our Board of Directors.

Samuel D. Colella has served as one of our directors since 2008. Mr. Colella is a Managing Director of Versant Ventures, a healthcare venture capital firm he co-founded in 1999, and has been a general partner of Institutional Venture Partners since 1984. Mr. Colella currently serves as Chairman of the board of directors of Fluidigm Corporation, a biotechnology tools company, and is a member of the board of directors of several private companies. Mr. Colella served on the board of directors of Genomic Health, Inc., a molecular diagnostics company, from 2001 to 2014, Alexza Pharmaceuticals, Inc., a pharmaceutical company, from 2002 to 2012, Jazz Pharmaceuticals, Inc., a biopharmaceutical company, from 2003 to 2012 and Veracyte, Inc., a molecular diagnostics company, from 2006 to 2014. Mr. Colella earned a B.S. in business and engineering from the University of Pittsburgh and an M.B.A. from Stanford University. Our Board believes that Mr. Colella’s broad understanding of the life science industry and his extensive experience in working with emerging private and public companies qualifies him to serve on our Board of Directors.

Mark P. Stejbach joined our board of directors in 2016. Mr. Stejbach currently serves as Senior Vice President and Chief Commercial Officer at Alkermes plc, a publicly traded global biopharmaceutical company. Mr. Stejbach has over 30 years of experience in biotech and pharmaceuticals, including senior roles in a broad range of commercial functions including marketing, sales, economic affairs, managed care and finance. Prior to his current role, Mr. Stejbach served as the Chief Commercial Officer at Tengion, Inc. from 2008 to 2012 and previously held senior positions at Merck and Biogen. Mark received his M.B.A. from the Wharton School, University of Pennsylvania and a B.S. in mathematics from Virginia Tech. Our Board believes that Mr. Stejbach’s executive and operational experience in the pharmaceutical industry and commercial expertise qualifies him to serve on our Board of Directors.

Class III Directors Continuing in Office Until the 2020 Annual Meeting

Heath Lukatch, Ph.D. has served as one of our directors since 2012. Dr. Lukatch is a Partner at TPG. He currently serves as the Chairman of the board of directors at Inogen, a publicly traded medical technology company, and as Chairman of Engage Therapeutics and Satsuma Pharmaceuticals, both private companies.  He also currently serves as a board member at Adynxx, Halo Neuroscience and ViewPoint Therapeutics. Prior to joining TPG in 2015, Dr. Lukatch was a Partner at Novo Ventures (US), where he helped establish Novo Ventures’ San Francisco office.  During his 9 years at Novo, Dr. Lukatch served as Chairman of Cianna Medical, Inogen, NTP and Spinifex Pharmaceuticals (acquired by Novartis in 2015), and he served as a board member at Amira Pharmaceuticals (acquired by BMS in 2011), AnaptysBio, Elevation Pharmaceuticals (acquired by Sunovion in 2012), FoldRx Pharmaceuticals (acquired by Pfizer in 2010), InSound Medical (acquired by Sonova in 2010), Nora Therapeutics and Synosia Therapeutics (acquired by BioTie in 2011), he was also a board observer at Alios BioPharma (acquired by J&J in 2014).  Prior to joining Novo Ventures (US), Dr. Lukatch was a Managing Director responsible for biotechnology venture investments at Piper Jaffray Ventures and SightLine Partners, from 2001 to 2006, where his investments included Dynavax and Fluidigm. Before Piper Jaffray Ventures, Dr. Lukatch worked as a strategy consultant with McKinsey & Company, where he was a leader in McKinsey’s biotechnology practice. Dr. Lukatch also served as co-founder and CEO of AutoMate Scientific, a biotechnology instrumentation company, and he has held scientific positions with Chiron, Roche Bioscience and Cetus, doing molecular biology, electrophysiology and protein chemistry, respectively.  Dr. Lukatch received his Ph.D. in Neuroscience from Stanford University where he was a DOD USAF Fellow, and his B.A. with high honors in Biochemistry from the University of California at Berkeley.  Our Board believes that his extensive industry experience, his experience with venture capital investments, and his experience of serving on the board of directors for several biopharmaceutical and healthcare companies qualifies Dr. Lukatch to serve on our Board of Directors.

Patrick J. Mahaffy has served as one of our directors and as Chairman of our Board since 2009. Mr. Mahaffy has served as the President, Chief Executive Officer, and a director of Clovis Oncology, Inc., a biopharmaceutical company, since 2009, and also serves on the board of directors of Orexigen Therapeutics, Inc., a publicly traded biopharmaceutical company. Previously, Mr. Mahaffy served as President and Chief Executive Officer and as a member of the board of directors at Pharmion Corporation, a pharmaceutical company that he founded in 2000 and sold to Celgene Corporation in 2008. From 1992 through 1998, Mr. Mahaffy was President and Chief Executive Officer of NeXagen, Inc. and its successor, NeXstar Pharmaceuticals, Inc., a biopharmaceutical company. Prior to that, Mr. Mahaffy was a Vice President at the private equity firm E.M. Warburg Pincus and Co. He is also a trustee of Lewis and Clark College. Mr. Mahaffy earned a B.A. in international affairs from Lewis and Clark College and an M.A. in international affairs from Columbia University. Our Board believes that Mr. Mahaffy’s experience and expertise in the pharmaceutical industry qualifies him to serve on our Board of Directors.

Alan W. Milinazzo has served as one of our directors since 2011. Mr. Milinazzo is a partner in the Global Healthcare and Life Sciences Practice at Heidrick & Struggles International, Inc., a global executive search and leadership consulting firm, a position he has held since January 2016. From 2013 to 2016, he served as President, Chief Executive Officer and a member of the board of directors of InspireMD, Inc., a publicly traded medical device company. From 2006 to 2011, Mr. Milinazzo served as president and chief executive officer of Orthofix International, N.V., a publicly traded global orthopedic company, a position he was promoted to in 2006 after initially being hired as the company’s chief operating officer in 2005. From 2002 to 2005, Mr. Milinazzo served as the General Manager of Medtronic, Inc.’s coronary and peripheral vascular businesses. He currently serves on the board of directors of CAS Medical Systems, Inc. (CASMED), a publicly traded medical technology company. Mr. Milinazzo formerly served on the board of directors of LDR Holding Corporation, a publicly traded medical device company from 2015 until its acquisition by Zimmer Biomet Holdings in June 2016, and on the board of directors of Orthofix International, N.V. from December 2006 until June 2012. He received his undergraduate degree from Boston College. Our Board believes that Mr. Milinazzo’s expertise in management and marketing in the pharmaceutical and medical device market and his 25 years of experience in the healthcare and life sciences sector qualifies him to serve on our Board of Directors.

Information Regarding the Board of Directors and Corporate Governance

Independence of the Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of our Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s legal counsel to ensure that the Board’s independence determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the pertinent Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, our senior management and our independent auditors, the Board has affirmatively determined that, with the exception of Dr. Clayman, all of the directors are independent directors within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

Board Leadership Structure – Position of Board Chair is Separate From the Position Of CEO

The Board has an independent chair, Mr. Mahaffy, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company.  The audit committee has the responsibility to consider and discuss the major financial risk exposures and the steps the Company’s management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. The nominating and corporate governance committee monitors the effectiveness of the Company’s corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. The Company’s compensation committee assesses and monitors whether any of the compensation policies and programs has the potential to encourage excessive risk-taking.

Meetings of the Board of Directors

The Board of Directors met nine times during the last fiscal year.  Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

Information Regarding Committees of the Board of Directors

The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.  The following table provides membership and meeting information for fiscal 2017 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Scott A. Canute			X
Samuel D. Colella		X	X*
Heath Lukatch, Ph.D.		X
Patrick J. Mahaffy		X*	X
Sandesh Mahatme, LL.M.	X*
Ann Merrifield	X
Alan W. Milinazzo		X
Mark Stejbach	X
Total meetings in fiscal year 2017	4	3	2

*	Committee Chairperson

In March 2017, Mr. Milinazzo ceased serving on the Audit Committee and joined the Compensation Committee.  Mr. Stejbach joined the Audit Committee in March 2017.

Below is a description of each standing committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board (“Audit Committee”) was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions, including, among other things:

•	Evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
•	Reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
•	Monitoring the rotation of partners of our independent auditors on our engagement team as required by law;
•

Prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditors;

•

Reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•

Reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial and information technology controls;

•	Reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;
•	Establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;
•	Preparing the Audit Committee report that the SEC requires in this proxy statement;

•

Reviewing and providing oversight of any related-person transactions in accordance with our related person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our Code of Business Conduct and Ethics;

•	Reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;
•	Reviewing on a periodic basis our investment policy; and
•	Reviewing and assessing its performance on an annual basis.

The Audit Committee is composed of three directors: Mr. Mahatme, Ms. Merrifield and Mr. Stejbach. The Audit Committee met four times during the fiscal year 2017. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at www.flexiontherapeutics.com.

The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards).

The Board has also determined that Mr. Mahatme qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Mahatme’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

Report of the Audit Committee

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2017 with management of the Company. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Mr. Sandesh Mahatme, LL.M.

Ms. Ann Merrifield

Mr. Mark Stejbach

Compensation Committee

The Compensation Committee of the Board (“Compensation Committee”) is currently composed of four directors: Mr. Colella, Dr. Lukatch, Mr. Mahaffy and Mr. Milinazzo. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Compensation Committee met three times during fiscal year 2017. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at www.flexiontherapeutics.com.

The functions of the Compensation Committee include, among other things:

•	Reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board regarding) our overall compensation strategy and policies;
•	Reviewing and approving the compensation and other terms of employment of our executive officers;
•	Reviewing and approving performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;
•

Reviewing and approving (or if it deems it appropriate, making recommendations to the full Board regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•

Evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•	Reviewing and approving (or if it deems it appropriate, making recommendations to the full Board regarding) the type and amount of compensation to be paid or awarded to our non-employee board members;
•

Establishing policies with respect to votes by our stockholders to approve executive compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation;

•	Reviewing and assessing the independence of compensation consultants, legal counsel and other advisors to the Committee as required by Section 10C of the Exchange Act;
•	Administering our equity incentive plans;
•	Establishing policies with respect to equity compensation arrangements;
•	Reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;
•	Reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;
•	Reviewing the adequacy of its charter on a periodic basis;
•	Reviewing with management and approving any disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements filed with the SEC;
•	Preparing a report regarding any disclosures required under the caption “Compensation Discussion and Analysis”; and
•	Reviewing and assessing its performance on an annual basis.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary.  The Compensation Committee meets regularly in executive session. From time to time, various members of management and other employees, as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings.  The Company’s Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or his individual performance. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties.

Historically, our Compensation Committee has met at one or more meetings held during the first quarter of the year or during the fourth quarter of the previous year to discuss and, if appropriate, make recommendations to the Board regarding, annual compensation adjustments, annual bonuses, annual equity awards and new performance objectives. For executives other than the Company’s Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to it by the Chief Executive Officer. In the case of the Company’s Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee in consultation with external advisors that may be engaged from time to time. For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, compensation surveys and recommendations of any compensation consultant, as applicable.

Generally, the Compensation Committee has designed the Company’s overall executive compensation program to achieve the following objectives:

•	Attempt to attract and retain talented and experienced executives;
•	Motivate and reward executives whose knowledge, skills and performance are critical to our success;
•

Provide a competitive compensation package that aligns the interests of our executive officers and stockholders by including a significant variable component which is weighted heavily toward performance-based rewards;

•	Ensure fairness among executive officers by recognizing the contributions each executive makes to our success; and
•	Foster a shared commitment among executives by aligning their individual goals with our corporate goals and the creation of stockholder value.

The Compensation Committee retained an independent compensation consultant, Radford, an Aon Hewitt company (“Radford”) to assist the Compensation Committee in developing the Company’s overall executive and director compensation programs for 2017 and 2018, including base pay, bonus percentage and equity awards. To assist in determining executive compensation in 2017, Radford and the Compensation Committee reviewed a peer group of publicly traded companies in the life sciences industry at a stage of development, market capitalization and size comparable to the Company. The Compensation Committee believed these companies were generally comparable to the Company and that the Company competed with these companies for executive talent. In addition to the publicly available information with respect to peer group companies, Radford gathered competitive market data from the Radford Global Life Sciences Survey of public biopharmaceutical companies for the Compensation Committee’s analysis of executive compensation.

The specific determinations of the Compensation Committee with respect to executive compensation for fiscal year 2017 are described in greater detail under the heading “Executive Compensation.”

Compensation Committee Interlocks and Insider Participation

As noted above, the Compensation Committee consists of Mr. Colella, Dr. Lukatch, Mr. Mahaffy and Mr. Milinazzo. No member of the Compensation Committee has ever been an executive officer or employee of the Company. None of the Company’s executive officers currently serves, or has served during the last completed year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of the Board or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board (“Nominating and Corporate Governance Committee”) is currently composed of three directors:  Mr. Canute, Mr. Colella and Mr. Mahaffy. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards).  The Nominating and Corporate Governance Committee met two times during fiscal year 2017. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at www.flexiontherapeutics.com.

The functions of the Nominating and Corporate Governance Committee include, among other things:

•	Identifying, reviewing and evaluating candidates to serve on the Board consistent with criteria approved by our Board of Directors;
•	Determining the minimum qualifications for service on the Board;
•	Evaluating director performance on the Board and applicable committees of the Board and determining whether continued service on the Board is appropriate;
•	Evaluating, nominating and recommending individuals for membership on the Board;

•	Evaluating nominations by stockholders of candidates for election to the Board;
•	Considering and assessing the independence of members of the Board;
•

Developing a set of corporate governance policies and principles, including a Code of Business Conduct and Ethics, periodically reviewing and assessing these policies and principles and their application and recommending to the Board any changes to such policies and principles;

•	Considering questions of possible conflicts of interest of directors as such questions arise;
•	Reviewing the adequacy of its charter on an annual basis; and
•	Reviewing and assessing its performance on an annual basis.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications.  The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders.  However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of shareholders.  In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.  The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board.  The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Company has adopted a formal policy for receiving and considering director candidates recommended by stockholders. Pursuant to the policy, the Nominating and Corporate Governance Committee will not alter the manner in which it evaluates candidates based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 10 Mall Road, Suite 301, Burlington, MA 01803, Attn: Secretary, no later than the 90th day and no earlier than the 120th day prior to the one year anniversary of the preceding year’s annual meeting of stockholders. Submissions must include (1) the name and address of the Company stockholder on whose behalf the submission is made; (2) the number of Company shares that are owned beneficially by such stockholder as of the date of the submission; (3) the full name of the proposed candidate; (4) a description of the proposed candidate’s business experience for at least the previous five years; (5) complete biographical information for the proposed candidate; (6) a description of the proposed candidate’s qualifications as a director and (7) any other information required by our Bylaws. Each submission must also be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected. The Company may require any proposed nominee to furnish such other information as the Company may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.  The Nominating and Corporate Governance Committee also has the authority to engage third-party search firms to identify and provide information on potential candidates.

Stockholder Communications with the Board of Directors

The Company has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Pursuant to this policy, stockholders wishing to communicate with the Board or an individual director may send a written communication to the Board or such director c/o Flexion Therapeutics, Inc., 10 Mall Road, Suite 301, Burlington, MA 01803, Attn: Corporate Secretary. Written communications may be submitted anonymously or confidentially and may, at the discretion of the person submitting the communication, indicate whether the person is a stockholder or other interested party. Alternatively, stockholders may submit communications to the Board as a group through the Investor page of our website at http://ir.flexiontherapeutics.com.

Each communication will be reviewed by the Company’s Secretary to determine whether it is appropriate for presentation to the Board or the applicable director. Communications determined by the Secretary to be appropriate for presentation to the Board or the applicable director will be submitted to the Board or such director on a periodic basis. Communications determined by the Secretary to be inappropriate for presentation will still be made available to any non-management director upon the director’s request.

Code of Ethics

The Company has adopted the Flexion Therapeutics, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at www.flexiontherapeutics.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Proposal 2

Ratification Of Selection Of Independent Registered Public Accounting Firm

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting. PwC has audited the Company’s financial statements since 2010. Representatives of PwC are expected to be present at the annual meeting.  They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of PwC as the Company’s independent registered public accounting firm.  However, the Audit Committee is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PwC. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of PwC.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2017 and December 31, 2016, by PwC, the Company’s principal accountant:

	Fiscal Year Ended
Types of Fees	2017	2016
Audit Fees (1)	$692,000	$548,750
Audit-Related Fees	$—	$—
Tax Fees (2)	$8,525	$61,702
All Other Fees (3)	$1,800	$1,800
Total Fees	$702,325	$612,252

(1)

“Audit Fees” consist of fees for the audit of the Company’s financial statements and the review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q and audit services provided in connection with other statutory or regulatory filings.

(2)	“Tax Fees” consist of fees for professional services primarily related to tax compliance, tax advice and tax planning.
(3)	“All Other Fees” represent fees associated with access to an on-line accounting research database.

In connection with the audit of the Company’s 2017 financial statements, the Company entered into an engagement agreement with PwC that set forth the terms by which PwC will perform audit services for the Company.

Pre-Approval Policies and Procedures

The Audit Committee has not adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm and consequently all audit and non-audit services are pre-approved by the whole Audit Committee or the Audit Committee Chair.

The Board of Directors Recommends a Vote “For” Proposal 2.

Executive Officers

The following table sets forth certain information regarding the Company’s executive officers, including their ages as of the annual meeting:

Name	Position	Age
Michael D. Clayman, M.D.	President, Chief Executive Officer and Director	66
Neil Bodick, M.D., Ph.D.	Chief Scientific Officer	71
Scott Kelley, M.D.	Chief Medical Officer	59
Mark S. Levine	General Counsel & Corporate Secretary	45
Kerry Wentworth	Chief Regulatory Officer	45

The following is a brief biography of each of the Company’s executive officers:

Michael D. Clayman, M.D. is a co-founder and has served as our President, Chief Executive Officer and as one of our directors since our inception in 2007. Since 2014, Dr. Clayman has served on the board of directors of Akebia Therapeutics, Inc., a public biopharmaceutical company. Since November 2015, Dr. Clayman has served as a director of Anokion SA, and since January 2017, Dr. Clayman has served as a director of Kanyos Bio Inc., both private biopharmaceutical companies.  Previously, Dr. Clayman had a lengthy career at Eli Lilly and Company, a global pharmaceutical company, where he was most recently Vice President, Lilly Research Laboratories, and General Manager of Chorus, Lilly’s early-phase development accelerator. During his career at Lilly, Dr. Clayman also led its Global Regulatory Affairs division, the Cardiovascular Discovery Research and Clinical Investigation, Research and Development at Advanced Cardiovascular Systems, a medical device subsidiary of Lilly, the Internal Medicine Division, the Lilly Clinic, Lilly’s dedicated Phase 1 unit, and served as Chair of Lilly’s Bioethics Committee. Prior to his tenure at Lilly, Dr. Clayman was an Assistant Professor in the School of Medicine at the University of Pennsylvania, where his research centered on the immunopathogenesis of renal disease. Dr. Clayman is the recipient of the Physician Scientist Award from the National Institutes of Health. Dr. Clayman earned a B.A., cum laude, from Yale University and an M.D. from the University of California, San Diego School of Medicine. Following an internship and residency in Internal Medicine at the University of California, San Francisco Moffitt Hospitals, Dr. Clayman completed clinical and research fellowships in Nephrology at the University of Pennsylvania.

Neil Bodick, M.D., Ph.D. is a co-founder and was appointed as our Chief Scientific Officer in April 2017, a role he transitioned to after serving as our Chief Medical Officer since our inception in 2007. Previously, Dr. Bodick was at Eli Lilly and Company, where he founded Chorus and served as Chief Medical Officer and Chief Operating Officer. Prior to that, Dr. Bodick was responsible for early-phase clinical investigation at Lilly Research Laboratories. Dr. Bodick also was Assistant Professor in the School of Medicine at the University of Pennsylvania, where his research centered on the development of computer-based systems to support image intensive diagnosis. Dr. Bodick holds 17 patents in the areas of musculoskeletal disorders, neuroscience and computer science and is the recipient of the Biomedical Research Service Award and the New Investigator Research Award from the National Institutes of Health. Dr. Bodick earned an A.B. from Cornell University, a Ph.D. in neuroscience from Columbia University, an M.D. from the Albert Einstein College of Medicine and an M.B.A. from the Wharton School of the University of Pennsylvania.

Scott Kelley, M.D. was appointed as our Chief Medical Officer in December 2017 and was previously our Vice President of Medical Affairs. Before joining us in 2016, Dr. Kelley held the position of Vice President, Global Medical Affairs at Sanofi where he oversaw global data generation, data dissemination and key opinion leader engagement strategy for the biosurgery portfolio including Synvisc®, an injectable product for osteoarthritis of the knee. Prior to Sanofi, Dr. Kelley led medical affairs functions at Covidien Respiratory & Monitoring Solutions and at Aspect Medical Systems. Dr. Kelley earned his BS and MS from Stanford University and his MD from University of California, San Francisco. He completed his residency and fellowship in Anesthesiology at UCSF and obtained board certifications in Anesthesiology and Pain Management. Dr. Kelley maintains a clinical practice at Brigham & Women’s Hospital.

Mark Levine joined us as General Counsel and Corporate Secretary in June 2017. Prior to joining us, from 2014 to 2017, Mr. Levine served as Senior Vice President, General Counsel and Corporate Secretary at Minerva Neurosciences, Inc. where he managed all legal affairs for a biopharmaceutical company focused on the development of a portfolio of candidates to treat central nervous system diseases. Prior to Minerva, Mr. Levine held senior legal positions at athenahealth, Inc. and Clinical Data, Inc., a biopharmaceutical company that was acquired by Forest Laboratories, Inc. in 2011. Mr. Levine earned his B.A. in political science from Binghamton University, SUNY, and his J.D. from Washington University School of Law in St. Louis.

Kerry Wentworth was appointed as our Chief Regulatory Officer in December 2017 and was previously our Senior Vice President of Regulatory Affairs & Quality.  Prior to joining us in 2014, Ms. Wentworth served as Vice President, Clinical, Regulatory and Quality at Agenus, Inc., where she was responsible for leading all global regulatory and clinical development efforts for nearly 10 years. Previously, Ms. Wentworth led the Regulatory and Quality function for Genelabs Technologies, Inc., where she was responsible for advancing their lead program through Phase 3 development and into the registration phase with FDA and EMA. Ms. Wentworth also held positions of increasing responsibility within Regulatory Affairs at Genzyme. Ms. Wentworth holds a BS in pre-veterinary medicine from the University of New Hampshire.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 31, 2018 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all current executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of the Company’s common stock. Unless otherwise indicated, the address for the following stockholders is c/o Flexion Therapeutics, Inc., 10 Mall Road, Suite 301, Burlington, MA 01803.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
5% or greater stockholders
Versant Venture Capital III, L.P. and its affiliates (2)	3,921,092	10.42%
Gilder, Gagnon, Howe & Co. LLC (3)	3,749,572	9.96%
Capital World Investors (4)	2,872,000	7.63%
The Bank of New York Mellon Corporation (5)	2,792,357	7.42%
Miller Value Partners, LLC (6)	2,684,500	7.13%
BlackRock, Inc. (7)	2,650,986	7.04%
State Street Corporation (8)	2,582,770	6.86%
Wells Fargo & Company (9)	2,195,141	5.83%

Directors and named executive officers
Michael D. Clayman, M.D. (10)	1,323,818	3.46%
Neil Bodick, M.D., Ph.D. (11)	702,066	1.85%
Mark S. Levine (12)	------	*
Patrick J. Mahaffy (13)	101,324	*
Scott A. Canute (13)	50,958	*
Samuel D. Colella (14)	3,963,050	10.52%
Heath Lukatch, Ph.D. (13)	32,958	*
Sandesh Mahatme, LL.M. (13)	50,958	*
Ann Merrifield (15)	52,958	*
Alan W. Milinazzo (13)	60,408	*
Mark Stejbach (13)	25,346	*
All current executive officers and directors as a group (13 persons) (16)	5,685,448	14.59%

*	Less than 1% of the outstanding shares of our common stock.
(1)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 37,632,589 shares of our common stock outstanding on March 31, 2018. In computing percentage ownership of a person, shares issuable upon the exercise of stock options exercisable by such person within 60 days of March 31, 2018 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

(2)

Includes (a) 3,511,670 shares held by Versant Venture Capital III, L.P., (b) 20,739 shares held by Versant Side Fund III, L.P. and (c) 388,683 shares held by Versant Development Fund III, LLC (“VDF III”). Brian G. Atwood, Ross A. Jaffe, M.D., Samuel D. Colella, Donald B. Milder, Rebecca B. Robertson, Bradley J. Bolzon, Ph.D., William J. Link, Ph.D., Charles M. Warden, Robin L. Praeger and Barbara N. Lubash, as managing members of Versant Ventures III, LLC, which is the general partner of each of Versant Venture Capital III, L.P., Versant Side Fund III, L.P. and VDF III (collectively, the “Versant Funds”), share voting and investment power over the shares held by the Versant Funds and may be deemed to have indirect beneficial ownership of such shares. The address of the Versant Funds’ principal business office is One Sansome Street, Suite 3630, San Francisco, CA 94104.

(3)

This information is based solely on the Schedule 13G/A filed on February 14, 2018 by Gilder, Gagnon, Howe & Co. LLC (“Gilder Gagnon”). Gilder Gagnon reported sole voting and dispositive power for 92,134 of such shares and shared power to dispose or direct the disposition of 3,657,438 of such shares. The shares reported include 2,950,938 shares held in customer accounts of Gilder Gagnon and partners and/or employees of Gilder Gagnon have discretionary authority to dispose of or direct the disposition of these shares, 92,134 shares held in the account of the profit sharing plan of Gilder Gagnon and 706,500 shares held in accounts owned by the partners of Gilder Gagnon and their families. The address of Gilder Gagnon’s principal business office is 475 10th Avenue, New York, NY 10018.

(4)

This information is based solely on the Schedule 13G/A filed on February 14, 2018 by Capital World Investors (“Capital World”). Capital World is an investment advisor and is deemed to have sole voting and sole dispositive power over all of such shares. Capital World is a division of Capital Research and Management Company. The address of Capital World’s principal business office is 333 South Hope Street, Los Angeles, CA 90071.

(5)

This information is based solely on the Schedule 13G filed on February 7, 2018 by The Bank of New York Mellon Corporation (“BNY Mellon”). BNY Mellon, filing on behalf of itself and the other reporting persons named on an exhibit therein, reported that it had sole voting power with respect to 2,718,425 of such shares, sole dispositive power with respect to 2,694,753 of such shares and shared dispositive power with respect to 97,604 of such shares. The address of BNY Mellon’s principal business office is 255 Liberty Street, New York, NY 10286.

(6)

This information is based solely on the Schedule 13G filed on February 14, 2018 by Miller Value Partners, LLC (“Miller Value”).  Miller Value is an investment advisor and is deemed to have sole voting and sole dispositive power over all of such shares.  The address of Miller Value’s principal business office is One South Street, Suite 2550, Baltimore, MD 21202.

(7)

This information is based solely on the Schedule 13G filed on January 25, 2018 by BlackRock, Inc. (“BlackRock”).  BlackRock, a parent holding company filing on behalf of itself and the other reporting persons named on an exhibit therein, reported that it had sole voting power with respect to 2,576,744 of such shares and sole dispositive power with respect to 2,650,986 shares.  The address of BlackRock’s principal business office is 55 East 52nd Street, New York, NY 10055.

(8)

This information is based solely on the Schedule 13G filed on February 14, 2018 by State Street Corporation (“State Street”).  State Street, a parent holding company filing on behalf of itself and the other reporting persons named therein, reported sole voting and dispositive power for zero of such shares and shared voting and power to dispose or direct the disposition of 2,582,770 of such shares.  The address of State Street’s principal business office is State Street Financial Center, One Lincoln Street, Boston, MA 02111.

(9)

This information is based solely on the Schedule 13G filed on January 30, 2018 by Wells Fargo & Company (“Wells”).  Wells, a parent holding company filing on behalf of itself and the other reporting persons named on an exhibit therein, reported sole voting and sole dispositive power over 476,649 of such shares, shared voting power over 586,314 of such shares and shared dispositive power over 1,718,492 of such shares. The address of Wells’ principal business office is 420 Montgomery Street, San Francisco, CA 94163.

(10)

Includes 35,561 shares held by Dr. Clayman and 580,591 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2018. Also includes (a) 294,383 shares held by the Michael D. Clayman 2006 Revocable Trust, of which Dr. Clayman and his spouse are co-trustees, (b) 24,600 shares held by the Michael D. Clayman Irrevocable Trust, of which Dr. Clayman and his spouse are co-trustees and (c) 388,683 shares of common stock held by VDF III, of which Dr. Clayman is a manager and minority member. Dr. Clayman disclaims any beneficial ownership of the shares held by VDF III except to the extent of his pecuniary interest in these shares.

(11)

Includes 64,605 shares held by Dr. Bodick, 1,000 shares held by Dr. Bodick’s spouse and 247,778 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2018. Also includes 388,683 shares of common stock held by VDF III, of which Dr. Bodick is a manager and minority member. Dr. Bodick disclaims any beneficial ownership of the shares held by VDF III except to the extent of his pecuniary interest in these shares.

(12)	Mr. Levine joined Flexion in June 2017 and his stock options are not exercisable within 60 days of March 31, 2018.
(13)	Represents shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2018.
(14)

Includes the shares held by the Versant Funds referred to in footnote (2) above. Mr. Colella disclaims any beneficial ownership of the shares held by the Versant Funds except to the extent of his pecuniary interest therein. Also includes 41,958 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2018.

(15)	Includes 2,000 shares held by Ms. Merrifield and 50,958 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2018.
(16)

Includes 4,359,774 shares held by all of our current executive officers and directors as a group and 1,325,674 shares that all of our current executive officers and directors as a group have the right to acquire from us within 60 days of March 31, 2018 pursuant to the exercise of stock options. The shares held by Versant Venture Capital III, L.P. and Versant Side Fund III, L.P., which are deemed to be beneficially owned by Mr. Colella and the shares held by VDF III, which are deemed to be beneficially owned by Drs. Bodick and Clayman and Mr. Colella, are counted only once in this total.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, and written representations from certain reporting persons that no other reports were required for those persons, during the fiscal year ended December 31, 2017, all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than ten percent stockholders were complied with, except that (i) for each of Dr. Lukatch, Messrs. Canute, Colella, Mahaffy, Mahatme, Milinazzo and Stejbach and Ms. Merrifield, due to administrative error, one report was filed late to report one transaction, and (ii) one report covering an aggregate of six transactions was filed late by Dr. Yamo Deniz, the Company’s former Chief Medical Officer.

Executive Compensation

Summary Compensation Table

The following table shows for the fiscal years ended 2017 and 2016, compensation awarded to, or paid to, or earned by, the Company’s principal executive officer, the two other most highly compensated executive officers who were serving as executive officers as of December 31, 2017, and one additional individual who would have been included in the foregoing but for the fact that he was not serving as an executive officer as of December 31, 2017 (the “NEOs”):

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Option Awards(2) ($)		All Other Compensation ($)		Total ($)
Michael D. Clayman, M.D.	2017	548,108	495,000			29,428	(4)	1,072,536
President, CEO and Co-Founder	2016	500,800	330,528	6,069,000		22,297	(4)	6,922,625
Neil Bodick, M.D., Ph.D.	2017	413,462	248,400			39,007	(5)	700,869
Chief Scientific Officer and Co-Founder	2016	400,000	176,000	2,207,400		28,406	(5)	2,811,806
Mark S. Levine	2017	182,500	148,400	1,754,612		20,824	(6)	2,106,336
General Counsel & Corporate Secretary	2016	—	—	—		—	(6)	—
Yamo Deniz, M.D.	2017	276,192	75,000	3,056,830	(3)	70,673	(7)	3,478,695
Chief Medical Officer	2016	—	—	—		—	(7)	—

(1)

Annual bonuses are granted after the completion of each calendar year at the Compensation Committee’s discretion, taking into account the Company’s performance against corporate goals and, where applicable, each NEO’s performance against his individual goals, as described below under “Annual Performance-Based Bonus Opportunity.”  Mr. Levine’s bonus includes his pro-rated annual bonus award of $113,400, as well as a sign-on bonus of $35,000 in connection with the commencement of his employment. Dr. Deniz’s bonus consists of a sign-on bonus of $75,000 in connection with the commencement of his employment.

(2)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during the respective fiscal year computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in Note 14 to our consolidated financial statements included in our Annual Report filed on Form 10-K filed with the SEC on March 8, 2018. Due solely to the timing of grant dates of awards as determined by the Compensation Committee, the 2016 awards in this column include awards based on performance during fiscal 2015 that were granted in January 2016 and also include awards based on performance during fiscal 2016 that were granted in December 2016. Also due to the timing of grant dates of awards as determined by the Compensation Committee, awards based on performance during fiscal 2017 were granted in January 2018 and, as a result, are not included. The performance-based restricted stock unit awards granted to Dr. Clayman and Dr. Bodick in January 2016 were subject to vesting in the event the Company received approval from the U.S. Food and Drug Administration, or FDA, of a new drug application for ZILRETTA (the “Milestone”). The grant date fair value for these awards was determined to be $0 under ASC 718 based upon a determination that as of the grant date, it was not probable that the Milestone would be achieved. The maximum potential value for the performance-based restricted stock unit awards, based on achieving the maximum level of performance under the awards as of the grant date, under ASC 718 would be $1,212,120 and $374,010 for each of Dr. Clayman and Dr. Bodick, respectively.  The Milestone was achieved in October 2017 and a portion of such performance-based restricted stock unit awards commenced vesting.

(3)

Dr. Deniz commenced employment with the Company in April 2017 and served as the Chief Medical Officer until his employment ended in December 2017.  At that time, Dr. Deniz’s option awards had not vested and were cancelled and are no longer outstanding.

(4)

Amounts for 2017 and 2016 consist of the following, respectively: (i) $5,314 and $2,246 for life insurance premiums, (ii) $15,282 and $14,928 for health and dental insurance premiums, (iii) $712 and $712 for long-term disability premiums, (iv) $0 and $940 in tax gross up payments related to long-term disability benefits, and (v) $8,100 and $4,903 of matching contributions to our 401(k) plan. For more information regarding these benefits, see below under “Perquisites, Health, Welfare and Retirement Benefits.”

(5)

Amounts for 2017 and 2016 consist of the following, respectively: (i) $3,361 and $542 for life insurance premiums, (ii) $26,834 and $26,526 for health and dental insurance premiums, (iii) $712 and $712 for long-term disability premiums, (iv) $0 and $626 in tax gross up payments related to long-term disability benefits, and (v) $8,100 and $0 of matching contributions to our 401(k) plan. For more information regarding these benefits, see below under “Perquisites, Health, Welfare and Retirement Benefits.”

(6)

Mr. Levine commenced employment with the Company in June 2017.  Amounts for 2017 consist of the following: (i) $315 for life insurance premiums, (ii) $13,417 for health and dental insurance premiums, (iii) $356 for long-term disability premiums, and (iv) $6,736 of matching contributions to our 401(k) plan. For more information regarding these benefits, see below under “Perquisites, Health, Welfare and Retirement Benefits.”

(7)

Dr. Deniz commenced employment with the Company in April 2017 and served as the Chief Medical Officer until his employment ended in December 2017.  Amounts for 2017 consist of the following: (i) $836 for life insurance premiums, (ii) $31,671 for health and dental insurance premiums, (iii) $466 for long-term disability premiums, (iv) $8,100 of matching contributions to our 401(k) plan, and (v) $29,600 in payments to reimburse for rental expenses for housing in the area of the Company. For more information regarding these benefits, see below under “Perquisites, Health, Welfare and Retirement Benefits.”

Annual Base Salary

The compensation of the NEOs is generally determined and approved by the Board or the Compensation Committee. The following 2017 base salaries for our NEOs were approved and effective as of January 1, 2017 (except for Mark S. Levine and Yamo Deniz, M.D., where the stated annual base salary was effective as of the respective date of hire).

Name	2017 Base Salary ($)
Michael D. Clayman, M.D.	548,108
Neil Bodick, M.D., Ph.D.	413,462
Mark S. Levine	365,000	(1)
Yamo Deniz, M.D.	430,000	(2)

(1)	The amount included in the table is Mr. Levine’s annual full-year base salary. However, the amount he received during 2017 was prorated based on the commencement date of his employment in June 2017.
(2)

The amount included in the table is Dr. Deniz’s annual full-year base salary.  However, the amount he received during 2017 was prorated based on the commencement date of his employment in April 2017 and the cessation of his employment in December 2017.

Annual Performance-Based Bonus Opportunity

In addition to base salaries, the NEOs are eligible to receive annual performance-based cash bonuses, which are designed to provide appropriate incentives to the Company’s executives to achieve defined annual corporate goals and to reward the executives for individual achievement towards these goals. The annual performance-based bonus that each NEO is eligible to receive is based on the individual’s target bonus, as a percentage of base salary, or target bonus percentage, and the extent to which the Company achieves its corporate goals and the executive achieves his or her personal goals, if any, established for that year.

The actual performance-based bonus paid to each executive, if any, is calculated by multiplying the executive’s annual base salary, target bonus percentage, the percentage attainment of the Company’s corporate goals and personal goals, if any, established for such year with respect to the executive and is prorated for the duration of employment for that year. There is no minimum bonus percentage or amount established for the NEOs and, as a result, the bonus amounts vary from year to year based on corporate and individual performance as well as the Compensation Committee’s evaluation of other factors it deems relevant in determining annual bonuses.

The corporate and personal goals are determined by the Board after recommendation by the Compensation Committee and generally communicated to the NEOs each year, prior to or shortly following the beginning of the year to which they relate or if later, in connection with the commencement of employment of the NEO. The Company’s corporate goals are comprised of a subset of its most important annual corporate goals and various business accomplishments, which vary from time to time depending on the Company’s overall strategic objectives. Individual goals, if any, are composed of factors that relate to each NEO’s ability to guide his or her own performance and the performance of his or her direct employee reports towards reaching the Company’s corporate goals.

At the end of the year, the Board, or the Compensation Committee, reviews the Company’s performance against each corporate goal and, if applicable, each NEO’s personal goals, and approves the extent to which each were achieved. The Board, or the Compensation Committee, may award a bonus in an amount above or below the amount that would otherwise be associated with the degree of goal achievement, based on other factors that the Board, or the Compensation Committee, determines, in its sole discretion are material to the Company’s corporate performance and provide appropriate incentives to the Company’s executives, for example based on events or circumstances that arise after the original corporate goals were set or overall value created for stockholders during the year.

The Board sets the target bonus for each NEO at the beginning of each year for which the bonus will apply, or if later, in connection with the hiring of a new NEO. Each NEO’s 2017 target bonus percentage is set forth below:

Name	Target Bonus (% of Base Salary)
Michael D. Clayman, M.D.	60%
Neil Bodick, M.D., Ph.D.	40%
Mark S. Levine	40%
Yamo Deniz, M.D.	40%

For fiscal 2017, each NEO’s bonus was entirely dependent upon achievement of the Company’s corporate goals.

The corporate goals established by the Board for purposes of determining bonuses for 2017 included:

•	Securing marketing approval from the U.S. Food and Drug Administration (FDA) for Zilretta;
•	Commercially launching Zilretta in the U.S. following approval from the FDA;
•	Initiating clinical studies to support expansion of the label for Zilretta;
•	Adding at least one product candidate asset to the Company’s development portfolio; and
•	Raising funds as necessary to support operations.

On December 20, 2017, the Compensation Committee determined that the Company had achieved 150% of its 2017 corporate goals for purposes of 2017 annual performance-based bonuses. In determining that the Company had achieved 150% of its 2017 corporate goals, the Compensation Committee considered, among other factors, the substantial achievement in receiving FDA approval of Zilretta, as well as the Company’s commercial launch of the product in 2017.

Based on the determination of 150% corporate goal achievement, Dr. Clayman was awarded a 2017 annual performance-based cash bonus in the amount of $495,000. Additionally, based on the Compensation Committee’s and Dr. Clayman’s assessment, Dr. Bodick and Mr. Levine were awarded 2017 annual performance-based cash bonuses in the amounts of $248,400 and $148,400, respectively.  Dr. Deniz’s employment ended in December 2017 and he became ineligible to receive an annual performance-based cash bonus.

Also, on December 20, 2017, the Compensation Committee approved target bonus percentages for the executive officers that will be effective for consideration of annual cash bonuses for 2018, with the same target bonus percentages as in effect for fiscal 2017.

Equity-Based Incentive Awards

The Company’s equity-based incentive awards are designed to align the Company’s interests with those of its employees and consultants, including the NEOs. The Board or the Compensation Committee is responsible for approving equity grants. Prior to 2016, the Company generally granted stock options to its executive officers and employees as incentive compensation, however, the Company entered into restricted stock purchase agreements with each of Dr. Clayman and Dr. Bodick in connection with their commencement of services with the Company in 2007. In January 2016, the Company granted performance-based restricted stock unit awards to certain employees, including its executive officers, the amount and vesting of which was based upon when and if the Company received approval from the U.S. Food and Drug Administration (“FDA”) of a new drug application (“NDA”) for Zilretta.  With the FDA approval of Zilretta in October 2017, the restricted stock unit awards commenced vesting.  Prior to 2018, the Company typically granted only stock options for annual performance based incentive awards. However, for the 2017 performance based incentive awards granted in January 2018, the Compensation Committee approved equity grants to the Company’s executive and non-executive employees that included a mix of stock options and restricted stock unit awards, at a 4:1 ratio (four stock options for every one restricted stock unit award) for executive level employees (vice president and above) and at a 2:1 ratio (two stock options for every one restricted stock unit award) for non-executive level employees.  It is presently anticipated that the Company will maintain a mix of stock options and restricted stock unit awards going forward when awarding equity-based incentive awards.

Vesting of equity awards is generally tied to continuous service with the Company and serves as an additional retention measure. The Company may also grant equity awards to its employees and consultants from time to time and we may make annual equity grants to its executives at the discretion of the Board or the Compensation Committee. In addition, the executives generally are awarded an initial equity award upon commencement of employment. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance or for promotions.

Prior to the Company’s initial public offering in 2014, the Company granted all stock options pursuant to the 2009 Equity Incentive Plan (the “2009 Plan”), the terms of which are described below under “Equity Benefit Plans.” Following the Company’s initial public offering, all stock options have been granted pursuant to the 2013 Equity Incentive Plan (the “2013 Plan”), the terms of which are also described below under “Equity Benefit Plans.” All options were granted with a per share exercise price equal to no less than the fair market value of a share of the Company’s common stock on the date of grant of each award. Generally the Company’s stock option awards vest over a four-year period and accelerate vesting and exercisability upon the occurrence of a change of control and the optionholder’s termination of service under certain circumstances, as further described below under “Potential Payments Upon Termination or Change of Control.”

On June 26, 2017, the Compensation Committee granted an option to purchase 125,000 shares of common stock to Mr. Levine in connection with his commencement of employment with the Company. The option vests over a four-year period where 1/4th of the total number of shares subject to the option vest one year after the grant date and thereafter 1/48th of the shares vest monthly over the next three years.

Agreements with our Named Executive Officers

Below are written descriptions of the Company’s employment or offer letters with the NEOs.

Agreement with Dr. Clayman. We entered into a letter agreement with Dr. Clayman in November 2007 setting forth the terms of his employment, subsequently amended and restated the agreement in September 2013 and further amended the agreement in March 2014. Pursuant to his agreement, Dr. Clayman’s 2013 annual base salary was $437,091, subject to increase by the Board, and he is eligible to receive an annual cash performance bonus based on a percentage of his base salary as described above under “Annual Performance-Based Bonus Opportunity.” Dr. Clayman is additionally entitled to certain severance and change of control benefits, the terms of which are described below under “Potential Payments Upon Termination or Change of Control.”

Agreement with Dr. Bodick. We entered into a letter agreement with Dr. Bodick in November 2007 setting forth the terms of his employment, subsequently amended and restated the agreement in September 2013 and further amended the agreement in March 2014. Pursuant to his agreement, Dr. Bodick’s 2013 annual base salary was $327,818, subject to increase by the Board, and he is eligible to receive an annual cash performance bonus based on a percentage of his base salary as described above under “Annual Performance-Based Bonus Opportunity.” Dr. Bodick is additionally entitled to certain severance and change of control benefits, the terms of which are described below under “Potential Payments Upon Termination or Change of Control.”

Agreement with Mr. Levine. Mr. Levine commenced employment as the Company’s General Counsel and Corporate Secretary in June 2017. Pursuant to his agreement, Mr. Levine’s 2017 annual base salary was $365,000 and he is eligible to receive an annual cash performance bonus based on a percentage of his base salary as described above under “Annual Performance-Based Bonus Opportunity.” Pursuant to the agreement, Mr. Levine was granted an option to purchase 125,000 shares of the Company’s common stock on June 26, 2017, which vests over a four year period. Mr. Levine is additionally entitled to certain severance and change of control benefits, the terms of which are described below under “Potential Payments Upon Termination or Change of Control.”

Potential Payments Upon Termination or Change of Control

Regardless of the manner in which a NEO’s service terminates, the NEO is (or in the case of Dr. Deniz, was) entitled to receive amounts earned during his term of service, including salary and unused vacation pay.

Pursuant to the terms of their letter agreements with us and the Company’s Change in Control Severance Benefit Plan, each of the NEOs is (or was) entitled to certain severance and change of control payments and benefits.

Pursuant to the Company’s Change in Control Severance Benefit Plan, in the event the executive is terminated without cause or resigns for good reason within one month prior to, or 12 months following, a change of control, upon execution of a release and waiver in favor of the Company, each executive is entitled to receive: (1) payments at the rate of his then current salary for 24 months (with respect to Dr. Clayman) or 18 months (with respect to Dr. Bodick and Mr. Levine), (2) payments equal to his annual target cash bonus for the year in which the termination occurs, payable in a lump sum, (3) reimbursement of COBRA health and dental premiums for up to 24 months (with respect to Dr. Clayman) or 18 months (with respect to Dr. Bodick and Mr. Levine), and (4) accelerated vesting of all outstanding equity awards in full.

Pursuant to their respective agreements with us, in the event the executive is terminated without cause or resigns for good reason not in connection with a change of control, upon execution of a release and waiver in favor of the Company, each executive is entitled to receive: (1) payments at the rate of his then current salary for 18 months (with respect to Dr. Clayman) or 15 months (with respect to Dr. Bodick and Mr. Levine), (3) reimbursement of COBRA health and dental premiums for up to 18 months (with respect to Dr. Clayman) or 15 months (with respect to Dr. Bodick and Mr. Levine), and (4) with respect to Dr. Clayman and Dr. Bodick, accelerated vesting of outstanding equity awards granted prior to February 25, 2014, to the extent they would have vested during the following 12 months.

For purposes of the Company’s Change in Control Severance Benefit Plan, which governs the benefits provided in the event of a termination without cause or a resignation for good reason in connection with a change of control:

•

“cause” generally means the executive’s termination by us due to any of the following events: (i) commission of any felony or any crime involving fraud; (ii) attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) intentional, material violation of any contract or agreement between the employee and the Company or of any statutory duty owed to the Company; (iv) repeated and willful failure to satisfactorily perform his or her job duties after written notice and an opportunity to cure; or (v) engaging or participating in any activity which is directly competitive with or injurious to the Company or which violates any material provisions of his or her proprietary information and inventions agreement with the Company.

•

“change of control” generally means (i) any person or entity becomes the owner of more than 50% of the Company’s combined voting power; (ii) a consummated merger, consolidation or similar transaction to which the Company is a party and the Company’s stockholders do not own more than 50% of the combined voting power of the surviving entity or its parent company; (iii) a consummated sale, lease or other disposition of all or substantially all of the Company’s consolidated assets; or (iv)  the Company’s stockholders or the Board approves a plan of complete dissolution or liquidation or such dissolution or liquidation otherwise occurs.

•

“good reason” generally means a resignation within 90 days after the occurrence of any of the following events, provided the executive first gives written notice to the Company and an opportunity to cure for 30 days after such notice: (i) a material reduction of the employee’s annual base salary; provided, however, that Good Reason shall not be deemed to have occurred in the event of a reduction in employee’s annual base salary is pursuant to a salary reduction program affecting substantially all of the employees of the Company at employee’s level and that does not adversely affect the employee to a greater extent than other similarly situated employees; (ii) a material reduction in the employee’s duties, authority or responsibilities; (iii) a relocation of the employee’s principal place of employment that increases the one-way commute by more than 50 miles; or (v) a material breach by the Company of any material agreement between the employee and the Company.

For purposes of the letter agreements, which govern the benefits provided in the event of a termination without cause or resignation for good reason not in connection with a change of control:

•

“cause” for purposes of Dr. Clayman’s and Dr. Bodick’s letter agreements generally means the executive’s termination by us due to his (i) repeated and willful failure to satisfactorily perform his duties after written notice and an opportunity to cure; (ii) misconduct or dishonesty that materially injures our business, business reputation or business relationships; (iii) conviction of, or pleading guilty or nolo contendere to, a felony; (iv) any act of fraud against the Company; (v) personal dishonesty taken in connection with his responsibilities that is intended to result in substantial personal enrichment; (vi) repeated refusal or failure to follow lawful directions of the Board, which remain uncured after written notice; or (vii) engagement or participation in any activity directly competitive with or injurious to the Company or, which violates any material provisions of his proprietary information and inventions agreement with the Company or permitted activities described in his letter agreement after written notice.

•

“cause” for purposes of Mr. Levine’s letter agreement generally means his termination by the Company due to his (i) commission of a felony or crime involving fraud, dishonesty or moral turpitude; (ii) attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) material violation of any contract or agreement with the Company or of any statutory duty owed to the Company; (iv) unauthorized use or disclosure of the Company’s confidential information or trade secrets; (v) gross misconduct; or (vi) failure or refusal to perform the material duties and responsibilities of his position.

•

“change of control” for purposes of each NEO’s letter agreement generally means (i) any person or entity becomes the owner of more than 50% of the Company’s combined voting power; (ii) a consummated merger, consolidation or similar transaction to which the Company is a party and the Company’s stockholders do not own more than 50% of the combined voting power of the surviving entity or its parent company; (iii) a consummated sale, lease or other disposition of all or substantially all of the Company’s consolidated assets; or (iv) with respect to Mr. Levine, the Company’s stockholders or Board approves a plan of complete dissolution or liquidation or such dissolution or liquidation otherwise occurs.

•

“good reason” for purposes of each NEO’s letter agreement generally means the executive’s resignation within 90 days after the occurrence of any of the following events, provided the executive first gives written notice to the Company and an opportunity to cure for 30 days after such notice: (i) a material reduction of his annual base salary; (ii) a material reduction in his duties, authority or responsibilities; (iii) a material reduction in his annual base salary; (iv) a relocation of his principal place of employment that increases his one-way commute by more than 50 miles; or (v) a material breach of his employment letter agreement.

Dr. Deniz ceased being employed by the Company in December 2017 and pursuant to a separation agreement with the Company, he received $132,308 in exchange for a release of claims, including any claims to amounts he may have been eligible to receive under his employment agreement.  These payments were made in 2018 pursuant to the separation agreement.

Outstanding Equity Awards at Year End

The following table shows for the fiscal year ended December 31, 2017 certain information regarding outstanding equity awards for the NEOs:

		Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options: Unexercisable (#)		Option Exercise Price Per Share(2) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Michael D. Clayman, M.D.	09/24/2009	—	—		0.16	09/23/2019
	08/29/2012	136,530	—	(4)	2.52	08/28/2022
	03/03/2014	187,500	12,500	(5)	17.61	03/02/2024
	01/21/2015	80,208	29,792	(6)	22.91	01/20/2025
	01/04/2016	74,270	80,730	(7)	18.20	01/03/2026
	12/20/2016	43,750	131,250	(8)	18.56	12/19/2026
	01/04/2016	—	—	(9)	—	—			29,600	741,184
Neil Bodick, M.D., Ph.D.	09/24/2009	37,702	—		0.16	09/23/2019
	08/29/2012	37,472	—	(4)	2.52	08/28/2022
	03/03/2014	75,000	5,000	(5)	17.61	03/02/2024
	01/21/2015	32,812	12,188	(6)	22.91	01/20/2025
	01/04/2016	26,354	28,646	(7)	18.20	01/03/2026
	12/20/2016	16,250	48,750	(8)	18.56	12/19/2026
	01/04/2016	—	—	(9)	—	—			9,134	228,715
Mark S. Levine	06/26/2017	—	125,000	(10)	21.74	06/25/2027
Yamo Deniz, M.D.	—	—	—	(11)	—	—

(1)

All of the option awards listed in the table above were granted under the 2009 Plan and 2013 Plan, the terms of which are described below under “Equity Benefit Plans.” Except as otherwise indicated, each option award becomes exercisable as it becomes vested and all vesting is subject to the executive’s continuous service with us through the vesting dates.

(2)

All of the option awards listed in the table above were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant. For awards granted prior to our initial public offering, the fair market value was determined in good faith by our Board with the assistance of a third party valuation expert. For awards granted after our initial public offering, the fair market value was determined based on the prevailing market prices of our common stock on the date of grant.

(3)	The value of the performance-based restricted stock units shown in the table was calculated using the closing price of our common stock on December 29, 2017 ($25.04), the last trading day of 2017.
(4)

The option vests at the rate of 1/4th of the total number of shares subject to the option one year after August 29, 2012, with 1/48th of the shares vesting monthly thereafter over the next three years. In the event such NEO’s employment is terminated by the Company without cause or by such NEO for good reason, the option shall accelerate and vest to the extent it would have vested in the 12-month period following the date of termination and, if such termination occurs within 12 months following a change of control transaction, the option shall accelerate and vest in full.

(5)

The option vests at the rate of 1/4th of the total number of shares subject to the option one year after March 3, 2014, with 1/48th of the shares vesting monthly thereafter over the next three years. In the event such NEO’s employment is terminated by us without cause or by such NEO for good reason and if such termination occurs within 12 months following a change of control transaction, the option shall accelerate and vest in full.
(6)

The option vests at the rate of 1/4th of the total number of shares subject to the option one year after January 21, 2015, with 1/48th of the shares vesting monthly thereafter over the next three years. In the event such NEO’s employment is terminated by us without cause or by such NEO for good reason and if such termination occurs within 12 months following a change of control transaction, the option shall accelerate and vest in full.

(7)

The option vests at the rate of 1/4th of the total number of shares subject to the option one year after January 4, 2016, with 1/48th of the shares vesting monthly thereafter over the next three years. In the event such NEO’s employment is terminated by the Company without cause or by such NEO for good reason and if such termination occurs within 12 months following a change of control transaction, the option shall accelerate and vest in full.

(8)

The option vests at the rate of 1/4th of the total number of shares subject to the option one year after December 20, 2016, with 1/48th of the shares vesting monthly thereafter over the next three years. In the event such NEO’s employment is terminated by the Company without cause or by such NEO for good reason and if such termination occurs within 12 months following a change of control transaction, the option shall accelerate and vest in full.

(9)

The performance-based restricted stock units vest on the anniversary dates of the Milestone achievement, with half of the total number of shares vesting on October 6, 2018 and the remaining half vesting on October 6, 2019.

(10)

The option vests at the rate of 1/4th of the total number of shares subject to the option one year after June 26, 2017, with 1/48th of the shares vesting monthly thereafter over the next three years, subject to acceleration in the event Mr. Levine’s employment is terminated by the Company without cause or by Mr. Levine for good reason, in each case within 12 months following a change of control transaction.

(11)

Dr. Deniz commenced employment with the Company in April 2017 and served as the Chief Medical Officer until his employment ended in December 2017.  At that time, Dr. Deniz’s option awards had not vested and were cancelled and are no longer outstanding.

Option Modifications

On July 16, 2013, the Board exercised its election to provide that the options granted in August 2012 to each of Dr. Clayman and Dr. Bodick would vest over a four-year period from August 29, 2012. These options were originally granted with a vesting schedule based on the aggregate consideration the Company receives in the event of certain types of corporate transactions or, at the Board’s election in connection with an equity financing or the Company’s initial public offering, over a four-year period.

Perquisites, Health, Welfare and Retirement Benefits

The NEOs are (or in the case of Dr. Deniz, was) eligible to participate in the Company’s employee benefit plans, including the Company’s medical, dental, group life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of the Company’s other employees. The Company provides a 401(k) plan to its employees, including the NEOs, as discussed in the section below entitled “401(k) Plan.”

The Company generally does not provide perquisites or personal benefits to its NEOs, except in certain limited circumstances. The Company does, however, pay the premiums for group term life insurance and long-term disability benefits (and, with respect to long-term disability benefits, the Company provides a tax gross up relating to such payment) for all of the Company’s employees, including the NEOs and the Company pays or reimburses the NEOs for their health and dental premiums. None of the NEOs participate in qualified or non-qualified defined benefit plans sponsored by the Company. The Board may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in the Company’s best interests.

401(k) Plan

The Company maintains a defined contribution employee retirement plan (“401(k) plan”) for its employees. The Company’s executive officers are also eligible to participate in the 401(k) plan on the same basis as the Company’s other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). The plan provides that each participant may contribute up to the lesser of 100% of his or her compensation or the statutory limit, which was $18,000 for calendar year 2017. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2017 was up to an additional $6,000 above the statutory limit. Effective January 2016, the Company began making matching cash contributions of 50% on the first 4% of contributions made by participants into the 401(k) plan on behalf of all of the Company’s participants, including the NEOs. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.

Non-Qualified Deferred Compensation

None of the NEOs participate in or have account balances in non-qualified defined contribution plans or other non-qualified deferred compensation plans maintained by the Company. The Board may elect to provide the Company’s officers and other employees with non-qualified defined contribution or other non-qualified deferred compensation benefits in the future if it determines that doing so is in the Company’s best interests.

Equity Benefit Plans

2013 Equity Incentive Plan

The Board adopted the 2013 Plan in August 2013 and the Company’s stockholders approved the plan in January 2014. The 2013 Plan became effective in February 2014 in connection with the Company’s initial public offering.

Stock Awards. The 2013 Plan provides for the grant of incentive stock options (“ISOs”), non-statutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards and other forms of equity compensation, collectively, stock awards, all of which may be granted to employees, including officers, non-employee directors and consultants of the Company and its affiliates. Additionally, the 2013 Plan provides for the grant of performance cash awards. ISOs may be granted only to employees. All other awards may be granted to employees, including officers and to non-employee directors and consultants.

Share Reserve. As of March 31, 2018, the aggregate number of shares of our common stock that could be issued pursuant to stock awards under the 2013 Plan was 6,829,087, plus any shares subject to outstanding stock options or other stock awards that would have otherwise returned to our 2009 Plan (such as upon the expiration or termination of a stock award prior to vesting). Additionally, the number of shares of the Company’s common stock reserved for issuance under our 2013 Plan automatically increases on January 1 of each year, continuing through and including January 1, 2023, by 4% of the total number of shares of the Company’s capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by the Board. In September 2017, to facilitate inducement awards to new hires under Nasdaq listing Rule 5635(c)(4), the Company amended the 2013 Plan to reserve an additional 1,500,000 shares of the Company’s common stock to be used for grants to individuals who were not previously employees or non-employee directors of the Company. The maximum number of shares that may be issued upon the exercise of ISOs under the 2013 Plan is 4,684,989 shares.

No person may be granted stock awards covering more than 3,000,000 shares of the Company’s common stock under the 2013 Plan during any calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value on the date the stock award is granted. Additionally, no person may be granted in a calendar year a performance stock award covering more than 3,000,000 shares or a performance cash award having a maximum value in excess of $3,000,000.

If a stock award granted under the 2013 Plan expires or otherwise terminates without being exercised in full, or is settled in cash, the shares of the Company’s common stock not acquired pursuant to the stock award again will become available for subsequent issuance under the 2013 Plan. In addition, the following types of shares under the 2013 Plan may become available for the grant of new stock awards under the 2013 Plan: (1) shares that are forfeited to or repurchased by the Company prior to becoming fully vested; (2) shares withheld to satisfy income or employment withholding taxes; or (3) shares used to pay the exercise or purchase price of a stock award. Shares issued under the 2013 Plan may be previously unissued shares or reacquired shares bought by the Company on the open market. As of March 31, 2018, there were 3,600,297 shares underlying outstanding stock options granted under the 2013 Plan, 288,110 shares underlying unvested restricted stock units granted under the 2013 Plan, 458,800 shares underlying outstanding stock options granted as inducement awards under the 2013 Plan, and 2,986,173 shares remaining available for grant under the 2013 Plan.

Administration. The Board, or a duly authorized committee thereof, has the authority to administer the 2013 Plan. The Board may also delegate to one or more of the Company’s officers the authority to (1) designate employees (other than other officers) to be recipients of certain stock awards and (2) determine the number of shares of common stock to be subject to such stock awards. Subject to the terms of the 2013 Plan, the Board or the authorized committee, referred to herein as the plan administrator, determines recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting schedule applicable to a stock award. Subject to the limitations set forth below, the plan administrator will also determine the exercise price, strike price or purchase price of awards granted and the types of consideration to be paid for the award.

The plan administrator has the authority to modify outstanding awards under the 2013 Plan. Subject to the terms of the 2013 Plan, the plan administrator has the authority to reduce the exercise, purchase or strike price of any outstanding stock award, cancel any outstanding stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Stock Options. Incentive and non-statutory stock options are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2013 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of the Company’s common stock on the date of grant. Options granted under the 2013 Plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of stock options granted under the 2013 Plan, up to a maximum of 10 years. Unless the terms of an option holder’s stock option agreement provide otherwise, if an option holder’s service relationship with the Company, or any of its affiliates, ceases for any reason other than disability, death or cause, the option holder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or the Company’s insider trading policy. If an optionholder’s service relationship with the Company or any of its affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of the Company’s common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO and (5) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.

Tax Limitations On Incentive Stock Options. The aggregate fair market value, determined at the time of grant, of the Company’s common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the Company’s total combined voting power or that of any of its affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Awards. Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the plan administrator. Restricted stock awards may be granted in consideration for (1) cash, check, bank draft or money order, (2) services rendered to the Company or its affiliates, or (3) any other form of legal consideration. Common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in the Company’s favor in accordance with a vesting schedule to be determined by the plan administrator. Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as set by the plan administrator. Except as otherwise provided in the applicable award agreement, restricted stock awards that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Restricted Stock Unit Awards. Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock unit awards that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Stock Appreciation Rights. Stock appreciation rights are granted pursuant to stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of the Company’s common stock on the date of grant. Upon the exercise of a stock appreciation right, the Company will pay the participant an amount equal to the product of (1) the excess of the per share fair market value of the Company’s common stock on the date of exercise over the strike price, multiplied by (2) the number of shares of common stock with respect to which the stock appreciation right is exercised. A stock appreciation right granted under the 2013 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.

The plan administrator determines the term of stock appreciation rights granted under the 2013 Plan, up to a maximum of ten years. Unless the terms of a participant’s stock appreciation right agreement provides otherwise, if a participant’s service relationship with the Company or any of its affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. The stock appreciation right term may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with the Company, or any of its affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards. The 2013 Plan permits the grant of performance-based stock and cash awards. The Compensation Committee can structure such awards so that stock or cash will be issued or paid pursuant to such award only after the achievement of certain pre-established performance goals during a designated performance period.

The performance goals that may be selected include one or more of the following: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) earnings before interest, taxes, depreciation, amortization and legal settlements; (5) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (6) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (7) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (8) total stockholder return; (9) return on equity or average stockholder’s equity; (10) return on assets, investment or capital employed; (11) stock price; (12) margin (including gross margin); (13) income (before or after taxes); (14) operating income; (15) operating income after taxes; (16) pre-tax profit; (17) operating cash flow; (18) sales or revenue targets; (19) increases in revenue or product revenue; (20) expenses and cost reduction goals; (21) improvement in or attainment of working capital levels; (22) economic value added (or an equivalent metric); (23) market share; (24) cash flow; (25) cash flow per share; (26) share price performance; (27) debt reduction; (28) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment, clinical trial results, new and supplemental indications for existing products, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals and product supply); (29) user satisfaction; (30) stockholders’ equity; (31) capital expenditures; (32) debt levels; (33) operating profit or net operating profit; (34) workforce diversity; (35) growth of net income or operating income; (36) billings; (37) bookings; (38) the number of users, including but not limited to unique users; (39) employee retention; (40) initiation of phases of clinical trials and/or studies by specific dates; (41) patient enrollment rates; (42) budget management; (43) submission to, or approval by, a regulatory body (including, but not limited to the FDA) of an applicable filing or a product candidate; (44) regulatory milestones; (45) progress of internal research or clinical programs; (46) progress of partnered programs; (47) partner satisfaction; (48) timely completion of clinical trials; (49) submission of investigational new drug applications and NDAs and other regulatory achievements; (50) research progress, including the development of programs; (51) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; and (52) other measures of performance selected by the Board.

The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, we will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item; and (13) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the FDA or any other regulatory body. In addition, the Company retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of the goals. The performance goals may differ from participant to participant and from award to award.

Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.

Changes to Capital Structure. In the event that there is a specified type of change in the Company’s capital structure, such as a stock split or recapitalization, appropriate adjustments will be made to (a) the class and maximum number of shares reserved for issuance under the 2013 Plan, (b) the class and maximum number of shares by which the share reserve may increase automatically each year, (c) the class and maximum number of shares that may be issued upon the exercise of ISOs, (d) the class and maximum number of shares subject to stock awards that can be granted in a calendar year (as established under the 2013 Plan) and (e) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions. In the event of certain specified significant corporate transactions, the plan administrator has the discretion to take any of the following actions with respect to stock awards:

•	Arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company.
•	Arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company.
•	Accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction.
•	Arrange for the lapse of any reacquisition or repurchase right held by us.
•	Cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as our Board of Directors may deem appropriate.
•

Make a payment equal to the excess of (a) the value of the property the participant would have received upon exercise of the stock award over (b) the exercise price otherwise payable in connection with the stock award.

The plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner.

Under the 2013 Plan, a corporate transaction is generally the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of at least 90% of our outstanding securities, (iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation, or (iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change of Control. The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and the Company that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change of control. Under the 2013 Plan, a change of control is generally (i) the acquisition by a person or entity of more than 50% of the Company’s combined voting power other than by merger, consolidation or similar transaction; (ii) a consummated merger, consolidation or similar transaction immediately after which the Company’s stockholders cease to own more than 50% of the combined voting power of the surviving entity; (iii) a consummated sale, lease or exclusive license or other disposition of all or substantially of the Company’s consolidated assets; or (iv) the Company’s complete liquidation or dissolution (or the approval by the Company’s or the Board of our complete liquidation or dissolution).

Amendment and Termination. The Board has the authority to amend, suspend, or terminate the 2013 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No ISOs may be granted after the tenth anniversary of the date our Board of Directors adopted the 2013 Plan.

2009 Equity Incentive Plan

The Board and the Company’s stockholders approved the 2009 Plan, which became effective in September 2009. As of March 31, 2018, there were outstanding stock awards covering a total of 344,296 shares that were granted under the 2009 Plan. No additional awards will be granted under the 2009 Plan and all awards granted under the 2009 Plan that are repurchased, forfeited, expire, are cancelled or otherwise not issued will become available for grant under the 2013 Plan in accordance with its terms.

Stock awards. The 2009 Plan provided for the grant of stock awards, all of which could have been granted to employees, including our officers, non-employee directors and consultants and those of our affiliates. ISOs could only have been granted to employees. All other awards could have been granted to our employees, including our officers, and to our non-employee directors and consultants.

Share Reserve. The aggregate number of shares of the common stock originally reserved for issuance pursuant to stock awards under the 2009 Plan was 1,371,463 shares. The maximum number of shares that could have been issued upon the exercise of ISOs under our 2009 Plan was 2,742,926 shares.

If a stock award granted under the 2009 Plan expires or otherwise terminates without being exercised in full, or is settled in cash, the shares of the Company’s common stock not acquired pursuant to the stock award again will become available for subsequent issuance under the 2013 Plan. In addition, the following types of shares under the 2009 Plan may become available for the grant of new stock awards under the 2013 Plan: (1) shares that are forfeited to or repurchased by the Company prior to becoming fully vested; (2) shares withheld to satisfy income or employment withholding taxes; or (3) shares used to pay the exercise or purchase price of a stock award. Shares issued under the 2009 Plan may be previously unissued shares or reacquired shares bought by the Company on the open market.

Administration. The Board, or a duly authorized committee thereof, has the authority to administer the 2009 Plan. The Board had the authority to delegate to one or more of the Company’s officers the authority to (1) designate employees (other than other officers) to be recipients of certain stock awards and (2) determine the number of shares of common stock to be subject to such stock awards. Subject to the terms of the 2009 Plan, the Board or the authorized committee, referred to herein as the plan administrator, determined recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting schedule applicable to a stock award. Subject to the limitations set forth below, the plan administrator also determined the exercise price, strike price or purchase price of awards granted and the types of consideration to be paid for the award.

The plan administrator has the authority to modify outstanding awards under the 2009 Plan. Subject to the terms of the 2009 Plan, the plan administrator has the authority to reduce the exercise, purchase or strike price of any outstanding stock award, cancel any outstanding stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Stock Options. ISOs and NSOs were granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determined the exercise price for a stock option, within the terms and conditions of the 2009 Plan, provided that the exercise price of a stock option generally could be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2009 Plan vest at the rate specified by the plan administrator.

The plan administrator determined the term of stock options granted under the 2009 Plan, up to a maximum of 10 years. Unless the terms of an option holder’s stock option agreement provided otherwise, if an option holder’s service relationship with the Company or any of its affiliates ceases for any reason other than disability, death or cause, the option holder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of the Company’s common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO and (5) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.

Tax Limitations On Incentive Stock Options. The aggregate fair market value, determined at the time of grant, of the Company’s common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. Options, or portions thereof, that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of the Company’s affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the option is not exercisable after the expiration of five years from the date of grant.

Changes to Capital Structure. In the event that there is a specified type of change in the Company’s capital structure, such as a stock split or recapitalization, appropriate adjustments will be made to (a) the class and maximum number of shares reserved for issuance under the 2009 Plan, (b) the class and maximum number of shares that may be issued upon the exercise of ISOs and (c) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions. Unless otherwise provided in the terms of an individual stock award or another written agreement between the Company and the holder of a stock award, in the event of certain specified significant corporate transactions, outstanding stock awards may be assumed, continued or substituted for similar stock awards by the surviving or acquiring corporation. If any surviving or acquiring corporation fails to assume, continue or substitute such stock awards, stock awards held by participants whose continuous service has terminated will accelerate vesting in full prior to the corporate transaction and all stock awards will terminate at or prior to the corporate transaction.

Under the 2009 Plan, a corporate transaction is generally the consummation of (i) a sale or other disposition of all or substantially all of the Company’s consolidated assets, (ii) a sale or other disposition of at least 90% of the Company’s outstanding securities, (iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation, or (iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of its common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change of Control. The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and the Company that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change of control. All of the Company’s outstanding option agreements with the employees provide for acceleration in full of the stock option if within 12 months after a change of control a participant is terminated without cause or resigns for good reason (which includes a resignation due to assignment of duties or responsibilities that result in a material diminution of function, material reduction in base salary, a relocation of employment by more than 50 miles or a material breach by the Company of the terms of the 2009 Plan, option agreement or other material agreement with the company concerning employment). Under the 2009 Plan, a change of control is generally (i) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (ii) a consummated merger, consolidation or similar transaction immediately after which the Company’s stockholders cease to own more than 50% of the combined voting power of the surviving entity; (iii) the Company’s complete liquidation or dissolution or approval by the stockholders or the Board of a plan of complete dissolution or liquidation of the Company; or (iv) a consummated sale, lease or exclusive license or other disposition of all or substantially of the Company’s consolidated assets.

Amendment and Termination. The 2009 Plan will terminate on September 23, 2019. However, the Board has the authority to amend, suspend, or terminate the 2009 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent.

2013 Employee Stock Purchase Plan

The Board adopted the 2013 Employee Stock Purchase Plan (the “ESPP”) in August 2013 and the stockholders approved the ESPP in January 2014. The ESPP became effective in February 2014, in connection with the Company’s initial public offering. The purpose of the ESPP is to retain the services of new employees and secure the services of new and existing employees while providing incentives for such individuals to exert maximum efforts toward our success and that of the Company’s affiliates.

Share Reserve. As of March 31, 2018, the aggregate number of shares of our common stock that could be issued pursuant to purchase rights granted to the Company’s employees or to employees of any of its designated affiliates under the ESPP was 1,331,648 shares. The number of shares of the Company’s common stock reserved for issuance will automatically increase on January 1 of each calendar year, continuing through January 1, 2023 by the least of (a) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, (b) 375,768 shares, or (c) a number determined by our Board of Directors that is less than (a) and (b). The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. As of March 31, 2018, the aggregate number of shares of the Company’s common stock that had been purchased under the ESPP was 144,250 shares and there were 1,187,398 remaining available for purchase under the ESPP.

Administration. The Board has delegated its authority to administer the ESPP to the Compensation Committee. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, the Company may specify offerings with durations of not more than 27 months and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of the Company’s common stock will be purchased for employees participating in the offering. An offering may be terminated under certain circumstances.

Payroll Deductions. Generally, all regular employees, including executive officers, employed by the Company or by any of its designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings for the purchase of our common stock under the ESPP. Unless otherwise determined by the Board, common stock will be purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (a) 85% of the fair market value of a share of the Company’s common stock on the first date of an offering or (b) 85% of the fair market value of a share of the Company’s common stock on the date of purchase.

Limitations. Employees may have to satisfy continuous employment with the Company or one of its affiliates for a period of time (not to exceed two years) before participating in the ESPP, as determined by the Board. No employee may purchase shares under the ESPP at a rate in excess of $25,000 worth of the Company’s common stock based on the fair market value per share of the Company’s common stock at the beginning of an offering for each year such a purchase right is outstanding. Finally, no employee will be eligible for the grant of any purchase rights under the ESPP if immediately after such rights are granted, such employee has voting power over 5% or more of the Company’s outstanding capital stock measured by vote or value pursuant to Section 424(d) of the Code.

Changes to Capital Structure. In the event that there occurs a change in our capital structure through such actions as a stock split, merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large non-recurring cash dividend, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or similar transaction, the Board will make appropriate adjustments to (a) the number of shares reserved under the ESPP, (b) the maximum number of shares by which the share reserve may increase automatically each year and (c) the number of shares and purchase price of all outstanding purchase rights.

Corporate Transactions. In the event of certain significant corporate transactions, including: (i) a sale of all the Company’s assets, (ii) the sale or disposition of 90% of the Company’s outstanding securities, (iii) the consummation of a merger or consolidation where the Company does not survive the transaction and (iv) the consummation of a merger or consolidation where the Company does survive the transaction but the shares of its common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction, any then-outstanding rights to purchase the Company’s stock under the ESPP may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of the Company’s common stock within 10 business days prior to such corporate transaction and such purchase rights will terminate immediately.

Plan Amendments, Termination. The Board has the authority to amend or terminate the ESPP, provided that except in certain circumstances any such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. The Company will obtain stockholder approval of any amendment to the ESPP as required by applicable law or listing requirements.

Equity Compensation Plan Information

The following table provides information as of December 31, 2017 with respect to shares of the Company’s common stock that may be issued under its existing equity compensation plans:

	(a)		(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders:
2009 Equity Incentive Plan	344,296	(1)	1.86	0
2013 Equity Incentive Plan	3,115,338	(1)	18.43	1,235,378
2013 Employee Stock Purchase Plan	—		—	—
Equity compensation plans not approved by stockholders:
Inducement awards under the 2013 Equity Incentive Plan	422,200	(2)	22.27	1,077,800
Total:	3,881,834			2,313,178

(1)	All shares issuable upon exercise of options.
(2)

In September 2017, to facilitate inducement awards to new hires under Nasdaq listing Rule 5635(c)(4), the Company amended the 2013 Equity Incentive Plan to reserve an additional 1,500,000 shares of the Company’s common stock to be used for grants to individuals who were not previously employees or non-employee directors of the Company. The 2013 Equity Incentive Plan was amended without stockholder approval pursuant to Rule 5635(c)(4).

Director Compensation

Historically, the Company has not paid cash or equity compensation to directors who are also Company employees for service on the Board.  The Company has reimbursed and will continue to reimburse all of its directors for their travel, lodging and other reasonable expenses incurred in connection with their attendance at Board and committee meetings.

The Board has adopted a compensation policy that is applicable to all of the Company’s non-employee directors. The compensation policy, which was subsequently amended in January 2018 as described below, provides that each such non-employee director, other than any non-employee director who disclaims such compensation, will receive the following compensation for service on the Board:

•	An annual cash retainer of $40,000 for each director other than for the chairman of the Board;
•	An annual cash retainer of $62,500 for service as chairman of the Board;
•	An additional annual cash retainer of $10,000 for service as a member of the Audit Committee or $20,000 for service as chair of the Audit Committee;
•	An additional annual cash retainer of $7,500 for service as a member of the Compensation Committee or $15,000 for service as chair of the Compensation Committee;
•

An additional annual cash retainer of $5,000 for service as a member of the Nominating and Corporate Governance Committee or $10,000 for service as chair of the Nominating and Corporate Governance Committee;

•

An automatic initial equity grant, upon first joining the Board, of an option to purchase 25,000 shares of the Company’s common stock, one-third of which vests on the one year anniversary of grant date and the balance of which vest in a series of 24 equal monthly installments over the second and third year following the grant date; and

•

An automatic annual equity grant, for each non-employee director whose term continues on the date of the Company’s annual meeting each year, of an option to purchase 12,500 shares of the Company’s common stock (with respect to all non-employee directors other than the chairman of the Board) or 18,000 shares of the Company’s common stock (with respect to the chairman of the Board), in each case vesting in equal monthly installments over one year following the grant date.

Each of the option grants described above will (i) vest in full upon a change in control (as defined under our 2013 Plan), (ii) have a 10 year term and (iii) be granted under the 2013 Plan, the terms of which are described in more detail above under “Equity Benefit Plans—2013 Equity Incentive Plan.”

The Compensation Committee is responsible for reviewing the compensation of non-employee directors and making recommendations to the Board about any changes to such compensation. In December 2017, upon the recommendation of the Compensation Committee, the Board revised the Company’s non-employee director compensation policy (effective as of January 2018) in order to align the directors' compensation more closely with the compensation paid to directors at peer group companies. As a result, the Board increased the annual cash retainer from $40,000 to $45,000 for the directors other than for the chairman of the Board, with the annual cash retainer for the chairman of the Board remaining at $62,500.

The following table shows for the fiscal year ended December 31, 2017 certain information with respect to the compensation of all non-employee directors of the Company:

Name(1)	Fees Earned or Paid in Cash ($)		Option Awards(3) ($)		All Other Compensation ($)	Total ($)
Patrick J. Mahaffy	82,500		56,430	(4)	—	138,930
Scott A. Canute	45,000		39,188	(5)	—	84,188
Samuel D. Colella	57,500		39,188	(6)	—	96,688
Heath Lukatch, Ph.D.	23,750	(2)	39,188	(7)	—	62,938
Sandesh Mahatme, LL.M.	60,000		39,188	(8)	—	99,188
Ann Merrifield	50,000		39,188	(9)	—	89,188
Alan W. Milinazzo	48,125		39,188	(10)	—	87,313
Mark Stejbach	47,500		39,188	(11)	—	86,688

(1)

Dr. Clayman was an employee director during 2017 and therefore did not receive any compensation in 2017 for services provided as a member of the Board. Dr. Clayman’s compensation as an executive officer is fully reflected in the “Summary Compensation Table” above.

(2)	Mr. Lukatch disclaimed the cash compensation that he was eligible to receive for being a non-employee director starting in the second half of 2017.
(3)

Amounts reflect the grant date fair value of option awards granted, as computed in accordance with authoritative accounting guidance. See Note 14 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for the assumptions used to determine the valuation of stock option awards.

(4)

Represents the grant date fair value associated with an option to purchase 18,000 shares of our common stock at an exercise price of $20.16 per share. As of December 31, 2017, Mr. Mahaffy held options to purchase an aggregate of 93,824 shares of our common stock.

(5)

Represents the grant date fair value associated with an option to purchase 12,500 shares of our common stock at an exercise price of $20.16 per share. As of December 31, 2017, Mr. Canute held options to purchase an aggregate of 44,250 shares of our common stock.

(6)

Represents the grant date fair value associated with an option to purchase 12,500 shares of our common stock at an exercise price of $20.16 per share. As of December 31, 2017, Mr. Colella held options to purchase an aggregate of 36,750 shares of our common stock.

(7)

Represents the grant date fair value associated with an option to purchase 12,500 shares of our common stock at an exercise price of $20.16 per share. As of December 31, 2017, Dr. Lukatch held options to purchase an aggregate of 27,750 shares of our common stock.

(8)

Represents the grant date fair value associated with an option to purchase 12,500 shares of our common stock at an exercise price of $20.16 per share. As of December 31, 2017, Mr. Mahatme held options to purchase an aggregate of 45,750 shares of our common stock.

(9)

Represents the grant date fair value associated with an option to purchase 12,500 shares of our common stock at an exercise price of $20.16 per share. As of December 31, 2017, Ms. Merrifield held options to purchase an aggregate of 45,750 shares of our common stock.

(10)

Represents the grant date fair value associated with an option to purchase 12,500 shares of our common stock at an exercise price of $20.16 per share. As of December 31, 2017, Mr. Milinazzo held options to purchase an aggregate of 55,200 shares of our common stock.

(11)

Represents the grant date fair value associated with an option to purchase 12,500 shares of our common stock at an exercise price of $20.16 per share. As of December 31, 2017, Mr. Stejbach held options to purchase an aggregate of 16,666 shares of our common stock.

Transactions with Related Persons

Related-Person Transactions Policy and Procedures

The Company has adopted a written related-person transactions policy that sets forth policies and procedures regarding the identification, review, consideration and oversight of “related-person transactions.” For purposes of the Company’s policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000.

Transactions involving compensation for services provided to the Company as an employee, consultant or director are not considered related-person transactions under this policy. A related person is any executive officer, director or a holder of more than 5% of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where review by the Audit Committee would be inappropriate, to another independent body of the Board) for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to the Company and whether any alternative transactions are available. To identify related-person transactions in advance, the Company relies on information supplied by its executive officers, directors and certain significant stockholders. In considering related-person transactions, the Audit Committee or other independent body of the Board takes into account the relevant available facts and circumstances including, but not limited to the:

•	Risks, costs and benefits to the Company;
•	Impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•	Terms of the transaction;
•	Availability of other sources for comparable services or products; and
•	Terms available to or from, as the case may be, unrelated third parties or to or from the Company’s employees generally.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

Certain Related-Person Transactions

There have been no transactions since January 1, 2017 to which the Company has been a party, in which the amount involved in the transaction exceeded $120,000 and in which any of the Company’s directors, executive officers or, to the Company’s knowledge, beneficial owners of more than 5% of the Company’s capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this proxy statement.

Indemnification of Officers and Directors

The Company has entered into, and intends to continue to enter into, separate indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Bylaws. These agreements, among other things, require the Company to indemnify its directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers or any other company or enterprise to which the person provides services at our request. The Company believes that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in the Company’s amended and restated certificate of incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit the Company and its stockholders. A stockholder’s investment may be harmed to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Flexion stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or if your Flexion shares are registered in your own name, please contact Flexion’s transfer agent, Computershare, by telephone in the U.S., Puerto Rico and Canada, 1-877-373-6374, and outside the U.S., Puerto Rico and Canada, +1-781-575-2879, or by writing them at Computershare Investor Services, PO Box 505000, Louisville, KY 40233. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers or if your Flexion shares are registered in your own name, please contact Flexion’s transfer agent, Computershare, by telephone in the U.S., Puerto Rico and Canada, 1-877-373-6374, and outside the U.S., Puerto Rico and Canada, +1-781-575-2879, or by writing them at Computershare Investor Services, PO Box 505000, Louisville, KY 40233.

Other Matters

The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2017 is available without charge upon written request to: Corporate Secretary, Flexion Therapeutics, Inc., 10 Mall Road, Suite 301, Burlington, Massachusetts 01803.

ANNUAL MEETING OF FLEXION THERAPEUTICS, INC. Annual Meeting of Flexion Therapeutics, Inc.Date: Wednesday, June 20, 2018 to be held on Wednesday, June 20, 2018Time: 1:30 P.M. (Eastern Time) for Holders as of April 23, 2018Place: Marriott Hotel, 1 Burlington Mall Road, Burlington, MA 01803 This proxy is being solicited on behalf of the Board of Directors VOTE BY: INTERNET TELEPHONEPlease make your marks like this: ÈUse dark black pencil or pen only The Board of Directors Recommends a Vote FOR each of the director nominees listed in proposal 1 and FOR proposal 2. 1: To elect three Class I directors to hold office until the 2021 annual meeting of stockholders. Nominees:(01) Michael D. Clayman, M.D. (02) Sandesh Mahatme, LL.M. (03) Ann Merrifield Vote For Withhold Vote From Vote For All Nominees All Nominees All Except ‘ ‘ ‘ INSTRUCTIONS: To withhold authority tovote for any nominee, mark the “Vote ForAll Except” box and write the number(s) inthe space provided to the right. For Against Abstain 2: To ratify the selection of‘‘ ‘ PricewaterhouseCoopers LLP as the Company’sindependent registered public accounting firmfor its fiscal year ending December 31, 2018. To attend the meeting and vote your shares inperson, please mark this box. Authorized Signatures -This section must becompleted for your Instructions to beexecuted. ‘ Go To Call www.proxypush.com/flxn 866-291-6836• Cast your vote online 24 hours aday/7 days a week. • Have your Proxy Card/Voting• Use any touch-tone telephone toll-free 24 hours a day/7OR days a week. Have your Proxy Card/Voting Instruction Form ready.• MAIL • Follow the simple recorded instructions. Instructions Form ready. • View Meeting Documents. OR • Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. The undersigned hereby appoints Michael Clayman and Mark S. Levine, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Flexion Therapeutics, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF. All votes must be received by 11:59 P.M., Eastern Time, June 19, 2018. PROXY TABULATOR FOR FLEXION THERAPEUTICS, INC. c/o MEDIANT COMMUNICATIONS P.O. BOX 8016 CARY, NC 27512-9903 Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of EVENT # corporation and title of authorized officer signing the proxy. CLIENT #